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                                                             Exhibit No. (21)


            KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES
                Subsidiaries of the Corporation



CONSOLIDATED SUBSIDIARIES AND EQUITY COMPANIES

     The following list includes certain companies that were owned directly or indirectly by Kimberly-Clark Corporation, a Delaware corporation, Dallas, Texas, as of December 31, 1998. Kimberly-Clark's percentage ownership of each company is 100% unless otherwise indicated.

     This list includes all significant subsidiaries and equity companies. The place of incorporation or organization is the same as the location of the company except as shown parenthetically.

CONSOLIDATED SUBSIDIARIES

Avent, Inc. and subsidiaries (Delaware), Tucson, Arizona

Colombiana Kimberly Colpapel S.A., Medellin, Colombia (59%)*

Ecuapel, S.A., Guayaquil, Ecuador (41%)

Housing Horizons, LLC, Dallas, Texas
K-C Vinathai Co. Ltd., Hanoi, Vietnam (51%)

Kimberly Bolivia S.A., Santa Cruz, Bolivia (30%)

Kimberly-Clark Argentina Holdings S.A. and subsidiaries, Buenos Aires,
Argentina

Kimberly-Clark a.s., Czech Republic

Kimberly-Clark B.V., Ede, The Netherlands

Kimberly-Clark CBG Hygienic Products Company Limited, Chengdu, Handan, Kunming and Nanjing, China

Kimberly-Clark Canada Inc. and subsidiaries, Mississauga, Ontario, Canada

Kimberly-Clark de Centro America, S.A., Sitio del Nino, El Salvador (81%)

Kimberly-Clark Chile, S.A., Santiago, Chile

Kimberly-Clark GmbH, Koblenz, Germany

Kimberly-Clark Holding Ltd. and subsidiaries, Kent, United Kingdom

Kimberly-Clark (Hong Kong) Limited, Kowloon, Hong Kong

Kimberly-Clark International, S.A., Panama City, Panama

Kimberly-Clark Japan Limited, Tokyo, Japan

Kimberly-Clark Kenko Industria e Commercio Ltda., Sao Paulo, Brazil (51%)

Kimberly-Clark Lda., Lisbon, Portugal

Kimberly-Clark Luxembourg S.A.R.L. and subsidiaries, Luxembourg

Kimberly-Clark Malaysia Sendirian Berhad, Petaling Jaya, Malaysia

Kimberly-Clark N.V., Duffel, Belgium

Kimberly-Clark Paper (Guangzhou) Company Ltd., Guangzhou, China

Kimberly-Clark Paper (Shanghai), Ltd., Shanghai, China (56%)

Kimberly-Clark Paraguay, S.A., Asuncion, Paraguay

Kimberly-Clark Personal Hygienic Products Co., Ltd., Beijing, China

Kimberly-Clark Personal Hygienic Products (Nanjing) Co. Ltd., Nanjing, China

Kimberly-Clark Poland Sp.zo.o., Warsaw, Poland

Kimberly-Clark Philippines Inc., Makati, Philippines (87%)

Kimberly-Clark Printing Technology, Inc. (California) and subsidiaries, Roswell, Georgia

Kimberly-Clark Products (Malaysia) Sdn. Bhd., Kluang, Malaysia

Kimberly-Clark Pudumjee Limited, Pune, India (51%)

Kimberly-Clark Puerto Rico, Inc. (Delaware), San Juan, Puerto Rico

Kimberly-Clark S.A. and subsidiaries, Madrid, Spain

Kimberly-Clark - SID, S.A., Dominican Republic (80%)

Kimberly-Clark (Singapore) Pte. Ltd., Singapore

Kimberly-Clark S.N.C., Saint Cloud, France

Kimberly-Clark Southern Africa (Holdings) (Pty) Ltd. and subsidiaries,

Johannesburg, South Africa (50% plus one share)

Kimberly-Clark S.p.A., Torino, Italy

Kimberly-Clark Technical Paper, Inc. (New Hampshire), East Ryegate, Vermont

Kimberly-Clark Thailand Limited, Bangkok, Thailand

Kimberly-Clark Tissue Company (Pennsylvania), Dallas, Texas

Kimberly-Clark Ukraine LLC, Kiev, Ukraine

Kimberly-Clark Uruguay, S.A., Montevideo, Uruguay

Kimberly-Clark Vietnam Co, Inc., Ho Chi Minh City, Vietnam

Kimberly-Clark Worldwide, Inc. (Delaware), Dallas, Texas

KIMNICA, S.A., Managua, Nicaragua (81%)

MIMO, S.A., Guayaquil, Ecuador (46%)

MIMO, S.A., Lima, Peru (47%)

ooo Kimberly-Clark, Moscow, Russia

Papelera Guaicaipuro, C.A., Maracay, Venezuela (40%)

Papeles Absorbentes, S.A., Guatemala City, Guatemala (54%)

P.T. Scott Paper Indonesia, Jakarta Utara, Indonesia

Scott Paper Company de Costa Rica, S.A. and subsidiaries, San Jose, Costa Rica (81%)

Scott Paper Company - Honduras, S.A. de C.V., San Pedro, Honduras (81%)

Scott, S.A. and subsidiaries, Saint Cloud, France

Taiwan Scott Paper Corporation, Taipei, Taiwan (67%)

Tecnol Medical Products, Inc. and subsidiaries (Delaware), Fort Worth, Texas

Venekim, C.A., Caracas, Venezuela (59%)

YuHan-Kimberly, Limited, Seoul, Korea (70%)

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EQUITY COMPANIES

Hogla-Kimberly Limited and subsidiaries, Hadera, Israel (49.9%)

KCK Tissue S.A., Buenos Aires, Argentina (50%)

Kimberly-Clark Australia Pty. Limited, Milsons Point, New South Wales, Australia (50%)

Kimberly-Clark Lever, Ltd., Pune, India (50%)

Kimberly-Clark de Mexico, S.A. de C.V. and subsidiaries, Mexico City, Mexico (47.2%)

Klabin Kimberly S.A., Sao Paulo, Brazil (50%)

Olayan Kimberly-Clark Arabia Company, Al-Khobar, Kingdom of Saudi Arabia (49%)

Olayan Kimberly-Clark (Bahrain) WLL, Manama, Bahrain (49%)

P.T. Kimsari Paper Indonesia, Medan, Indonesia (50%)

Tecnosur S.A., Columbia (29%)


*  Consolidated as of January 1, 1999